Exhibit 99.1

FOR IMMEDIATE RELEASE                                Press Release

Cree to Sell Lighting Business to IDEAL INDUSTRIES, INC.
Transaction Sharpens Cree’s Strategic Focus as Powerhouse Semiconductor Company

DURHAM, N.C., March 15, 2019 - Cree, Inc. (Nasdaq: CREE) announces the execution of a definitive agreement to sell its Lighting Products business unit (“Cree Lighting”), which includes the LED lighting fixtures, lamps and corporate lighting solutions business for commercial, industrial and consumer applications, to IDEAL INDUSTRIES, INC. for approximately $310 million before tax impacts, including up-front and contingent consideration and the assumption of certain liabilities. Cree expects to receive an initial cash payment of $225 million, subject to purchase price adjustments, and has the potential to receive a targeted earn-out payment of approximately $85 million based on an adjusted EBITDA metric for Cree Lighting over a 12-month period beginning two years after the transaction closes.

The agreement continues Cree’s strategy, announced in February 2018, to create a more focused, powerhouse semiconductor company, providing growth capital for Wolfspeed, its core Power and RF business, and equips Cree with additional resources to expand its semiconductor operations. The deal also enables Cree Lighting to gain additional global focus, channel support and investment as it becomes a growth engine for the IDEAL team.

“Cree has made significant progress over the last 18 months in sharpening the focus of our business to become a semiconductor powerhouse in Silicon Carbide and GaN technologies. Over that time frame, we have grown Wolfspeed by more than 100%, acquired the Infineon RF business, more than doubled our manufacturing capacity of Silicon Carbide materials, and signed multiple long-term supply agreements, which, in aggregate, are in excess of $500 million. With the addition of today’s lighting divestiture news, Cree is well positioned as a more focused semiconductor leader,” said Gregg Lowe, CEO of Cree. “Cree’s technologies are at the forefront of the automotive industry’s transition to zero emission electric vehicles, the telecommunications industry’s move to faster 5G networks and the continued ramp up of LEDs for specialty applications. Our leadership in Silicon Carbide and GaN position us well to capitalize on the tremendous advantages that these technologies offer our customers. This transaction provides significant resources to help accelerate Wolfspeed’s growth while providing a terrific growth opportunity for the Lighting Business and its employees through an expanded channel that strengthens its market position. We believe this decision benefits the company and our employees, shareholders and customers as it unlocks value, increases management focus on the core business and supports our mission to accelerate silicon carbide adoption.”

IDEAL is a fourth-generation, family-owned, growing global company, serving as a market leader in electric power control and management. Cree Lighting’s portfolio and SmartCast® Technology are complementary to IDEAL’s advanced control business and channel of suppliers, distributors, agents, and customer relationships.

“Our combined technology and expertise will continue to build on Cree Lighting’s history of leadership and fits with the advanced systems IDEAL has pioneered over the past 103 years,” said Jim James, Chairman and CEO of IDEAL INDUSTRIES, INC. “Together, we will create a powerful combination of innovation, channel strength and operational excellence. We’re acquiring a very special business poised for sustained success, and we look forward to assisting Cree Lighting in realizing its potential.”

The closing of the transaction is anticipated to occur in the fourth quarter of fiscal 2019, and is subject to receipt of required regulatory approvals and satisfaction of customary closing conditions.

FY19 Q3 Business Update

Based on the agreement to sell Cree Lighting, it will be classified as discontinued operations as of FY19 3Q. As a result, Cree is updating its guidance to reflect continuing operations only.

For its third quarter of fiscal 2019 ending March 31, 2019, Cree targets revenue from continuing operations in a range of $271 million to $277 million. Wolfspeed revenue is targeted in a range of $139 million to $141 million, and LED Products revenue is targeted in a range of $132 million to $136 million. GAAP gross margin from continuing operations is targeted at approximately 35%, with non-GAAP gross margin from continuing operations targeted at approximately 36%. GAAP net loss from continuing operations is targeted at $(14) million to $(9) million, or $(.14) to $(.09) per diluted share. Non-GAAP net income from continuing operations is targeted to be in a range of $14 million to $18 million, or $0.14 to $0.18 earnings per diluted share. Targeted non-GAAP income from continuing operations excludes $27 million of expenses, net of tax, related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles, interest accretion on our convertible notes' issue costs and fair value adjustments, executive severance and expenses relating to the disposition. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment. The Company also expects to incur a GAAP impairment charge on the Cree Lighting intangible assets, which charge will be reflected in discontinued operations when Cree reports its third quarter results.

The Company will provide a complete review of Q3 results and FY19 Q4 outlook on its regularly scheduled financial results call on May 1 at 5:00 p.m. EDT.

Conference Call:

The Company plans to hold a conference call on Monday, March 18, 2019 at 8:30 a.m. EDT to discuss the transaction and the FY19 Q3 business update. The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree’s website at investor.cree.com/events.cfm.

About Cree, Inc.
Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors, lighting class LEDs and lighting products. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging, inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications. Cree’s LED lighting systems and lamps serve indoor and outdoor applications.

For additional product and Company information, please refer to www.cree.com.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction, including future financial and operating results. Actual results, including with respect to our ability to complete the transaction on time or at all, our targeted earn-out payment and our plans to grow the Wolfspeed business and our ability to achieve our targets for the third quarter of fiscal 2019, could differ materially due to a number of factors, including risks associated with divestiture transactions generally, including the inability to obtain, or delays in obtaining, required regulatory approvals; issues, delays or complications in completing required carve-out activities to allow Cree Lighting to operate on a stand-alone basis after the closing, including incurring unanticipated costs to complete such activities; the ability of Cree Lighting to generate adjusted EBITDA in the third year post-closing sufficient to result in payment of the targeted earn-out or any earn-out payment; risks associated with integration or transition of the operations, systems and personnel of Cree Lighting, each, as applicable, within the term of the post-closing transition services agreement between IDEAL INDUSTRIES, INC. and Cree; unfavorable reaction to the sale by customers, competitors, suppliers and employees; the risk that costs associated with the transaction will be greater than we expect; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; the risk that the economic and political uncertainty caused by the already imposed and proposed tariffs by the United States on Chinese goods, and corresponding Chinese tariffs in response, may negatively impact demand for our products; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation
(in millions)

Three Months Ended
March 31, 2019
GAAP gross margin from continuing operations outlook	35%
Adjustments:
Stock-based compensation expense	1%
Non-GAAP gross margin from continuing operations outlook	36%

Three Months Ended
March 31, 2019
GAAP net loss from continuing operations outlook range	($14) to ($9)
Adjustments:
Stock-based compensation expense	11
Amortization or impairment of acquired intangibles	4
Accretion on convertible notes	5
Executive severance	1
Costs associated with sale of Lighting business	8
Total adjustments to GAAP net loss from continuing operations before provision for income taxes	29
Income tax effect	(2) to (1)
Non-GAAP net income from continuing operations outlook range	$14 to $18

Investor Relations Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
investorrelations@cree.com
Source: Cree, Inc.

Media Contact:
Claire Simmons
Cree, Inc.
Corporate Marketing
919-407-7844
media@cree.com